UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2006

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2006, Hewitt Associates, Inc. and Hewitt Associates LLC (collectively, the “Companies”) entered into a letter agreement with Dale L. Gifford regarding terms related to his retirement from the Companies on September 30, 2006. The letter agreement provides for the following: (i) the Companies reconfirm Mr. Gifford’s eligibility for retiree benefits offered by Hewitt Associates LLC to its retirement-eligible employees; (ii) Mr. Gifford reconfirms his obligations under his agreement with Hewitt Associates LLC governing confidentiality and protection of proprietary interests and agrees to a one-year extension of the non-compete and client non-solicitation provisions of such agreement; (iii) Mr. Gifford agrees to assist and consult with the Boards of the Companies and the Chief Executive Officer for a 12 month period on matters as they may request from time to time; (iv) upon his last day of employment, Mr. Gifford will sign a general release of claims against the Companies; and (v) Mr. Gifford will receive a lump-sum payment of $1.2 million in April, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ John M. Ryan
John M. Ryan, Senior Vice President, Chief Legal Officer

Date: September 15, 2006